CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-7699 on Form N-1A of our report dated November 12, 2012, relating to the financial statements and financial highlights of Ariel Investment Trust, including Ariel Fund, Ariel Appreciation Fund, Ariel Discovery Fund, Ariel Focus Fund, Ariel International Equity Fund, and Ariel Global Equity Fund appearing in the Annual Report on Form N-CSR of Ariel Investment Trust for the year ended September 30, 2012 for Ariel Fund, Ariel Appreciation Fund, Ariel Discovery Fund, and Ariel Focus Fund and for the period from December 30, 2011 (commencement of operations) to September 30, 2012 for Ariel International Equity Fund and Ariel Global Equity Fund, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 2013